Designated Filer:	Feinberg, Larry N.
Issuer & Ticker Symbol:	Vermillion, Inc. (VRML)
Date of Event Requiring Statement: May 13, 2013

Joint Filer Information and Signatures
Joint Filers:
1.	Name:	Oracle Partners, L.P.
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE PARTNERS, L.P.

By: Oracle Associates, LLC, its general partner

		By: /s/ Larry N. Feinberg	May 23, 2013
		Name: Larry N. Feinberg	Date
Title: Managing Member

2.	Name:	Oracle Ten Fund Master, LP
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE TEN FUND MASTER, LP

By: Oracle Associates, LLC, its general partner

		By: /s/ Larry N. Feinberg	May 23, 2013
		Name: Larry N. Feinberg	Date
Title: Managing Member

3.	Name:	Oracle Associates, LLC
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE ASSOCIATES, LLC

		By: /s/ Larry N. Feinberg	May 23, 2013
		Name: Larry N. Feinberg	Date
Title: Managing Member

4.	Name:	Oracle Investment Management, Inc.
	Address:	200 Greenwich Avenue, Greenwich CT 06830

ORACLE INVESTMENT MANAGEMENT, INC.

		By: /s/ Larry N. Feinberg	May 23, 2013
		Name: Larry N. Feinberg	Date
Title: President and Director